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                                                                Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Eagle-Picher Industries, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading 'Experts' in the prospectus.

Our report dated February 5, 1997 was unqualified except for consistency in the application of accounting principles as a result of the Company's change in its method of computing LIFO for certain inventories.

                                                /s/ KPMG PEAT MARWICK LLP
                                              -------------------------------
                                                    KPMG Peat Marwick LLP

Cincinnati, Ohio
May 19, 1998


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